UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 15, 2008

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation

One Boston Place, Suite 2100

Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On January 15, 2008, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s board of directors (the “Board”) authorized a special distribution to the Company’s stockholders of record as of the close of business on January 11, 2008 in the amount of $0.10085279 per share  (the “Special Distribution”).  The Special Distribution will be aggregated and paid in cash immediately prior to the effective time of the Company’s merger with an affiliate of BPG Properties, Ltd. (the “Merger”), which is expected to occur on January 15, 2008.  Payment of the Special Distribution is subject to the Company’s reasonable determination that (i) the closing conditions set forth in the Agreement and Plan of Merger, dated as of October 23, 2007, among the Company, BC Acquisition Investors, LLC and BC Acquisition Sub, LLC have been satisfied or irrevocably waived and (ii) the Merger will be consummated on the payment date of the Special Distribution.

The Special Distribution was authorized by the Board for the purpose of distributing the proceeds from an insurance settlement relating to certain of the Company’s Seattle properties.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)                     Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2008	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

By:		/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 15, 2008.